UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 16, 2018

Symantec Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-17781	77-0181864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Ellis Street, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (650) 527-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement with Starboard Value LP

On September 16, 2018, Symantec Corporation (the “Company”) entered into an agreement (the “Agreement”) with Starboard Value LP and certain of its affiliates (collectively, “Starboard”), regarding, among other things, the membership and composition of the Company’s Board of Directors (the “Board”) and committees thereof. Based upon Starboard’s Schedule 13D filings, the Company believes Starboard beneficially owns approximately 5.8% of the Company’s outstanding common stock.

Pursuant to the Agreement, the Company agreed (i) to immediately increase the size of the Board from 11 directors to 13 directors and appoint Peter A. Feld and Dale L. Fuller (collectively, the “Initial Starboard Appointees”) to the Board; (ii) to nominate the Initial Starboard Appointees for election as members of the Board at the Company’s 2018 annual meeting of stockholders (the “2018 Annual Meeting”); (iii) that Robert S. Miller and Geraldine B. Laybourne will not stand for reelection as directors at the 2018 Annual Meeting; (iv) within 30 days after the 2018 Annual Meeting, to appoint (a) Richard S. “Rick” Hill to the Board (Mr. Hill, together with the Initial Starboard Appointees, the “Starboard Directors”) and (b) an additional director to the Board who will be selected by the then-appointed Board from a list of candidates mutually agreed by the Company and Starboard pursuant to the procedures described in the Agreement (the “Additional Director” and, together with the Starboard Directors, the “New Directors”); (v) to reconstitute the membership of the Board’s committees as described in Item 5.02 of this Current Report on Form 8-K; and (vi) to provide Mr. Hill with customary Board observer rights until the date that Mr. Hill is appointed to the Board.

With respect to the 2018 Annual Meeting, Starboard has agreed to, among other things, vote all shares of the Company’s common stock beneficially owned by Starboard in favor of the Company’s director nominees and, subject to certain conditions, vote in accordance with the Board’s recommendations on all other proposals.

In the event that the Company does not hold the 2018 Annual Meeting before December 4, 2018, at such time, Mr. Miller and Ms. Laybourne will resign from the Board and Mr. Hill will be appointed to the Board. If the Company does not hold the 2018 Annual Meeting before January 4, 2019, at such time, Starboard (instead of the Board) will be entitled to select the Additional Director from the mutually-agreed list and such Additional Director will be appointed to the Board.

Starboard also agreed to certain customary standstill provisions, effective as of the date of the Agreement through the earlier of (x) 15 business days prior to the deadline for the submission of stockholder nominations for the Company’s 2019 annual meeting of stockholders and (y) 90 days prior to the first anniversary of the 2018 Annual Meeting (the “Standstill Period”), prohibiting it from, among other things: (i) soliciting proxies or consents with respect to securities of the Company, (ii) entering into a voting agreement or forming, joining or participating in a “group” with other stockholders of the Company, other than certain affiliates of Starboard, (iii) seeking or submitting or encouraging any person to submit nominees in furtherance of a contested solicitation for the appointment, election or removal of directors, (iv) submitting any proposal for consideration by stockholders of the Company at any annual or special meeting of stockholders or through any written consent, soliciting a third party to make an acquisition proposal, commenting on any third-party acquisition proposal or calling or seeking a special meeting of stockholders or act by written consent, or (v) making any acquisition offer, soliciting or encouraging any third party to make an acquisition offer or commenting on any acquisition offer. During the Standstill Period, unless otherwise agreed between the Company and Starboard, any newly-formed Board committee will include at least one Starboard Director and the size of the Board will not exceed 13 directors.

If at any time Starboard beneficially owns less than 3.0% of the Company’s then-outstanding common stock (the “Minimum Ownership Threshold”), Mr. Feld (or, if Mr. Feld is no longer serving on the Board, the substitute Starboard employee director who replaced Mr. Feld) will immediately resign from the Board. During the Standstill Period, and for so long as Starboard satisfies the Minimum Ownership Threshold, if any Starboard Director ceases to be a director for any reason, Starboard may recommend a substitute director who must meet certain criteria specified in the Agreement. Similarly, if the Additional Director ceases to be a director for any reason during the Standstill Period and while Starboard satisfies the Minimum Ownership Threshold, the Board will select a substitute from a list of candidates mutually agreed between the Company and Starboard.

The Company and Starboard also made certain customary representations, agreed to mutual confidentiality and non-disparagement provisions and agreed to jointly issue a press release announcing certain terms of the Agreement. The Company also agreed to reimburse Starboard for its reasonable, documented out-of-pocket fees and expenses (including legal fees) incurred in connection with Starboard’s involvement with the Company though the date of the Agreement.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.01 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board Changes

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Board composition is incorporated by reference into this Item 5.02.

Biographical Information

The biographical information for each of the Starboard Directors is as follows:

Peter A. Feld has served as a Managing Member and Head of Research of Starboard since April 2011. Mr. Feld previously served on the boards of directors of several technology companies, including Marvell Technology Group Ltd. (“Marvell”) from May 2016 to June 2018, The Brink’s Company from January 2016 to November 2017, Insperity, Inc. from March 2015 to June 2017, Darden Restaurants, Inc. from October 2014 to September 2015, Tessera Technologies, Inc. (n/k/a Xperi Corporation (“Xperi”)) from June 2013 to April 2014, Integrated Device Technology, Inc. from June 2012 to February 2014 and Unwired Planet, Inc. (n/k/a Great Elm Capital Group, Inc.) from July 2011 to March 2014 and as Chairman from September 2011 to July 2013. Mr. Feld received a Bachelor of Arts degree in Economics from Tufts University.

Dale L. Fuller has served on the board of directors of comScore, Inc., a media measurement and analytics company, since March 2018, and as Chairman of the board of directors of MobiSocial, Inc., a technology startup, since January 2013. Mr. Fuller previously served on the boards of directors of several technology companies, including Quantum Corporation from September 2014 to March 2017 and AVG Technologies N.V. from November 2008 to October 2016 and as Chairman from March 2009 to October 2016. Mr. Fuller holds an honorary doctorate degree from St. Petersburg State University and a Bachelor of Science degree from Pacific College.

Richard S. Hill has served as Chairman of the board of directors of Marvell, a semiconductor company, since May 2016 and as a member of the boards of directors of Arrow Electronics, Inc., an electronic components and enterprise computing solutions company, since 2006, Cabot Microelectronics Corporation, a chemical mechanical planarization supplier since June 2012, and Xperi, an electronic devices development company, since August 2012 and as its Chairman since March 2013. Previously, Mr. Hill served on the boards of directors of several technology companies, including Autodesk, Inc. from March 2016 to June 2018, Yahoo! Inc. from April 2016 to June 2017, Planar Systems, Inc. from June 2013 to December 2015 and LSI Corporation from 2007 to May 2014.

Mr. Hill received a Bachelor of Science degree in Bioengineering from the University of Illinois in Chicago and a Master of Business Administration from Syracuse University.

Committee Composition

In addition, as described in Item 1.01 of this Current Report on Form 8-K, the Company agreed to reconstitute the membership of its existing Board committees. Consequently, the composition of the Board committees is now as follows:

Audit Committee: V. Paul Unruh (chair and audit committee financial expert), Frank E. Dangeard, Robert S. Miller, Anita Sands and Suzanne M. Vautrinot.

Compensation and Leadership Development Committee: David L. Mahoney (chair), Peter A. Feld, Geraldine B. Laybourne, Robert S. Miller and Daniel H. Schulman.

Nominating and Governance Committee: Daniel H. Schulman (chair), Frank E. Dangeard, Peter A. Feld, Dale L. Fuller, Geraldine B. Laybourne and David L. Mahoney.

Furthermore, following Richard S. Hill’s appointment to the Board, he will join the Audit Committee.

Compensation and Indemnification

Following appointment, each New Director will receive a pro-rated portion of the annual cash and equity retainer that is part of the standard compensation received by the Company’s non-employee directors for service on the Board and committees thereof.

In addition, each New Director will enter into an Indemnification Agreement with the Company, on substantially the terms contained in the Company’s standard form previously filed with the SEC, which provides for indemnification of the indemnitee to the fullest extent allowed by Delaware law.

Item 8.01	Other Events.

Press Release

On September 17, 2018, the Company issued a press release announcing the Company’s entry into the Agreement with Starboard. A copy of the press release is filed with this Current Report on Form 8-K as Exhibit 99.01 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Exhibit Title or Description

10.01	Agreement between Symantec Corporation and Starboard Value LP

99.01	Press release dated September 17, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMANTEC CORPORATION

Date: September 17, 2018	By:	/s/ Scott C. Taylor
Scott C. Taylor
Executive Vice President, General Counsel and Secretary